UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: December 27, 2006
(Date of earliest event reported)
McAFEE, INC.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On December 27, 2006, McAfee, Inc. (“McAfee” or the “Company”) initiated certain restructuring actions designed to realign the Company’s go-to-market model with its customers’ requirements and security risk management solutions. These actions, which are primarily sales and marketing focused, are intended to reduce the Company’s cost structure and, at the same time, enable the Company to invest in certain strategic growth initiatives that will enhance the Company’s competitive position. Through these efforts, McAfee expects to improve its sales and marketing effectiveness while remaining focused on its security risk management strategy.
     The Company anticipates these actions, when fully implemented, will result in net annual operating expense cost savings of approximately $10 million to $12 million. These cost reductions include a global workforce reduction of approximately 125 employees primarily in sales and marketing functions and, to a lesser extent, certain office closures. The substantial majority of the restructuring activities are expected to be completed by the first quarter of 2007.
     The restructuring activities constitute an exit or disposal plan activity under Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which will result in material charges under accounting principles generally accepted in the United States of America. Total restructuring costs are expected to be within a range of $6-$8 million, of which approximately $2-$4 million will be recognized in the fourth quarter of 2006 and approximately $4-$5 million will be recognized in the first quarter of 2007. The portion of the estimated restructuring charges related to employee termination expenses is approximately $5-$7 million. The facilities-related portion is approximately $1 million. Substantially all of these restructuring charges are expected to be cash expenditures. The above estimates are subject to a number of assumptions (including assumptions regarding the number of employees accepting severance packages and future sublease rental rates and terms) and actual results may differ, perhaps materially.
Forward-Looking Statements:
     This report on Form 8-K contains forward-looking statements regarding the expected improvement of the Company’s sales and marketing effectiveness; anticipated net annual operating expense cost savings; expected timeframe for completion of the planned restructuring activities; and estimated range and timing of charges associated with the restructuring. These forward looking statements are subject to risks and uncertainties and actual results could vary, perhaps materially, from those anticipated. These risks and uncertainties include that McAfee may not achieve its planned improvement in sales and marketing effectiveness may not benefit from the restructuring, that McAfee takes actions that impair McAfee’s ability to achieve the anticipated net annual operating cost savings, and that the timing and costs of planned restructuring activities change, perhaps materially, if the assumptions underlying McAfee’s estimates prove inaccurate. The forward-looking statements contained in this report are also subject to other risks and uncertainties, including those more fully described in McAfee’s filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2005, and its quarterly report for the first quarter of 2006 filed on Form 10-Q.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE, INC.
Date: December 29, 2006	By:	/s/ Eric F. Brown
Eric F. Brown
Chief Operating Officer and Chief Financial Officer